EXHIBIT 23.3

HARVEST NATURAL RESOURCES, INC.

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167887, 333-134630, 333-115841, 333-94823, 333-49114, and 333-85900), and Form S-3 (No. 333-162858) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated February 23, 2012 relating to the financial statements of Petrodelta, S. A. at December 31, 2011 presented in accordance with International Reporting Standards, which appears in this Annual Report on Form 10-K.

/s/ PGFA Perales, Pistone & Asociados
Caracas, Venezuela March 15, 2012